Exhibit 99.1
ThredUp Announces Fourth Quarter and Full Year 2024 Results
All results reported are continuing operations, unless otherwise noted
•Quarterly revenue of $67.3 million, representing an increase of 9% year-over-year.
•Record fourth quarter gross margin of 80.4%.
•Record full year revenue of $260.0 million, representing 1% growth year-over-year. Record full year gross margin of 79.7%.
•Active Buyers of 1,274 thousand and Orders of 1,226 thousand in Q4 2024, representing year-over-year decrease of 6% and increase of 2%, respectively.
Oakland, CA — March 3, 2025 — ThredUp Inc. (Nasdaq: TDUP, LTSE: TDUP), one of the largest online resale platforms for apparel, shoes, and accessories, today announced its financial results for the fourth quarter and full year ended December 31, 2024.
“We are proud to have closed out 2024 with a definitive return to growth, while also delivering strong bottom-line results,” said ThredUp CEO and co-founder James Reinhart. “In 2025, we look forward to leveraging our multi-year infrastructure and technology investments to accelerate growth while making steady progress towards our long-term profitability targets.”
During the fourth quarter of 2024, we divested 91% of our European business and Bulgarian subsidiary, Remix Global EAD (“Remix”), meeting the requirements for reporting Remix as a discontinued operation. Accordingly, our unaudited condensed consolidated financial statements reflect Remix’s business as a discontinued operation for all periods presented. Unless otherwise noted, amounts and disclosures below relate to our continuing operations.
Fourth Quarter 2024 Financial Highlights
•Revenue: Total revenue of $67.3 million, an increase of 9% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $54.1 million, representing an increase of 14% year-over-year. Gross margin was 80.4% as compared to 77.5% in the fourth quarter last year.
•Loss from Continuing Operations: Loss from continuing operations was $8.1 million, or a negative 12.0% of revenue, for the fourth quarter 2024, compared to a loss of $8.5 million, or a negative 13.8% of revenue, for the fourth quarter 2023.

•Adjusted EBITDA from Continuing Operations and Adjusted EBITDA from Continuing Operations Margin1: Adjusted EBITDA from continuing operations was $5.0 million, or a 7.4% of revenue, for the fourth quarter 2024. This is compared to an Adjusted EBITDA from continuing operations of $2.5 million, or a 4.1% of revenue, for the fourth quarter 2023.
•Active Buyers and Orders: Active Buyers of 1,274 thousand and Orders of 1,226 thousand for the fourth quarter 2024, representing a decrease of 6% and an increase of 2%, respectively, year-over-year.
Full Year 2024 Financial Highlights
•Revenue: Total revenue of $260.0 million, an increase of 1% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $207.1 million, representing an increase of 4% year-over-year. Gross margin was 79.7% compared to 76.8% last year.
•Loss from Continuing Operations: Loss from continuing operations was $40.0 million, or a negative 15.4% of revenue, for the full year 2024, compared to a loss of $52.4 million, or a negative 20.3% of revenue, for the full year 2023.
•Adjusted EBITDA (Loss) from Continuing Operations and Adjusted EBITDA (Loss) from Continuing Operations Margin1: Adjusted EBITDA from continuing operations was $8.7 million, or a 3.3% of revenue, for the full year 2024, compared to the Adjusted EBITDA (loss) from continuing operations of $(5.3) million, or a negative 2.1% of revenue, for the full year 2023.
•Orders: Orders of 4,850 thousand for the full year 2024, a decrease of 1% year-over-year.
Recent Business Highlights
•Customer Experience Updates Drive Improved Site Metrics: Customer experience updates generated encouraging results in Q4. The quarter delivered ThredUp’s strongest Q4 for new buyer acquisition in its history. Notably, new buyer conversion rates reached all-time highs bolstered by Image Search, which drives 85% higher conversion and more than double the variety of search terms than standard search.
•Completed Divestiture of European Business: ThredUp completed the transaction to divest its European business, Remix, in a management buyout. ThredUp retains a minority interest in the Remix business and prior to the closing of the transaction, paid a final cash investment of $2 million.

Financial Outlook
For the first quarter 2025, ThredUp expects:
•Revenue in the range of $67.5 million to $69.5 million, +6% year-over-year at the midpoint
•Gross margin in the range of 77.0% to 79.0%
•Adjusted EBITDA margin in the range of 2.5% to 3.5%
1 Adjusted EBITDA (loss) from continuing operations and Adjusted EBITDA (loss) from continuing operations margin are non-GAAP measures. See “Reconciliation of GAAP to Non-GAAP Financial Measures” for a detailed reconciliation of Adjusted EBITDA from continuing operations to the most directly comparable GAAP measure and “Non-GAAP Financial Measures” for a discussion of why we believe these non-GAAP measures are useful.

For the full fiscal year 2025, ThredUp expects:
•Revenue in the range of $270.0 million to $280.0 million, +6% year-over-year at the midpoint
•Gross margin in the range of 77.0% to 79.0%
•Adjusted EBITDA margin flat to full year 2024’s result of 3.3%
ThredUp is not providing a quantitative reconciliation of forward-looking guidance of the non-GAAP measure Adjusted EBITDA margin to net loss margin, the most directly comparable financial measure under GAAP, because certain items are out of ThredUp’s control or cannot be reasonably predicted. We calculate Adjusted EBITDA as net loss adjusted to exclude, where applicable in a given period, depreciation and amortization, stock-based compensation expense, severance and other reorganization costs, interest expense and provision for income taxes. Adjusted EBITDA margin represents Adjusted EBITDA divided by Total revenue for the same period. Accordingly, a reconciliation for Adjusted EBITDA in order to calculate forward-looking Adjusted EBITDA margin is not available without unreasonable effort. However, for the first quarter of 2025 and full year 2025, depreciation and amortization is expected to be $3.2 million and $12.6 million, respectively. In addition, for the first quarter of 2025 and full year 2025, stock-based compensation expense is expected to be $5.4 million and $14.5 million, respectively. These items are uncertain, depend on various factors, and could result in the projected net loss being materially greater than indicated by the currently estimated Adjusted EBITDA margin.
Conference Call and Webcast Information
•The live and archived webcast and all related earnings materials will be available at ThredUp’s investor relations website: ir.thredup.com/news-events/events-and-presentations.

ThredUp Inc.
Consolidated Balance Sheets
(unaudited)

	December 31,
	2024	2023
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$31,851	$54,337
Marketable securities	12,325	8,100
Accounts receivable, net	3,567	4,997
Inventory	690	2,824
Other current assets	8,489	6,001
Current assets of discontinued operations	—	17,629
Total current assets	56,922	93,888
Operating lease right-of-use assets	28,853	28,097
Property and equipment, net	68,480	77,822
Goodwill	10,746	11,215
Other assets	6,224	5,420
Non-current assets of discontinued operations	—	33,525
Total assets	$171,225	$249,967
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,326	$3,831
Accrued and other current liabilities	29,856	29,416
Seller payable	15,142	20,830
Operating lease liabilities, current	4,345	4,610
Current portion of long-term debt	3,855	3,838
Current liabilities of discontinued operations	—	14,148
Total current liabilities	61,524	76,673
Operating lease liabilities, non-current	32,489	31,821
Long-term debt, net of current portion	18,151	22,006
Other non-current liabilities	2,760	2,122
Non-current liabilities of discontinued operations	—	13,428
Total liabilities	114,924	146,050
Commitments and contingencies
Stockholders’ equity:
Class A and B common stock, $0.0001 par value; 1,120,000 shares authorized as of December 31, 2024 and 2023; 116,134 and 108,784 shares issued and outstanding as of December 31, 2024 and 2023, respectively	11	11
Additional paid-in capital	612,148	585,156
Accumulated other comprehensive income (loss)	3	(2,375)
Accumulated deficit	(555,861)	(478,875)
Total stockholders’ equity	56,301	103,917
Total liabilities and stockholders’ equity	$171,225	$249,967

ThredUp Inc.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(in thousands, except per share amounts)
Revenue:
Consignment	$64,595	$55,399	$246,186	$213,093
Product	2,672	6,048	13,845	45,411
Total revenue	67,267	61,447	260,031	258,504
Cost of revenue:
Consignment	11,961	10,801	45,599	39,732
Product	1,206	3,024	7,307	20,304
Total cost of revenue	13,167	13,825	52,906	60,036
Gross profit	54,100	47,622	207,125	198,468
Operating expenses:
Operations, product and technology	36,814	34,668	142,210	143,339
Marketing	11,618	7,554	48,639	51,388
Sales, general and administrative	13,823	13,994	56,895	56,739
Total operating expenses	62,255	56,216	247,744	251,466
Operating loss	(8,155)	(8,594)	(40,619)	(52,998)
Interest expense	(567)	(709)	(2,525)	(2,239)
Other income, net	671	826	3,174	2,900
Loss before income taxes	(8,051)	(8,477)	(39,970)	(52,337)
Provision (benefit) for income taxes	8	(5)	29	19
Loss from continuing operations	(8,059)	(8,472)	(39,999)	(52,356)
Loss from discontinued operations, net of tax	(13,648)	(6,141)	(36,987)	(18,892)
Net loss	$(21,707)	$(14,613)	$(76,986)	$(71,248)

Weighted-average shares used to compute loss per share, basic and diluted	114,656	107,716	111,960	104,875

Loss from continuing operations per share, basic and diluted	$(0.07)	$(0.08)	$(0.36)	$(0.50)
Loss from discontinued operations per share, basic and diluted	$(0.12)	$(0.06)	$(0.33)	$(0.18)
Total loss per share, basic and diluted	$(0.19)	$(0.14)	$(0.69)	$(0.68)

ThredUp Inc.
Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(in thousands)
Net loss	$(21,707)	$(14,613)	$(76,986)	$(71,248)
Other comprehensive income, net of tax:
Foreign currency translation adjustments	2,278	1,549	2,370	777
Unrealized gain (loss) on available-for-sale securities	(3)	17	8	1,082
Total other comprehensive income	2,275	1,566	2,378	1,859
Total comprehensive loss	$(19,432)	$(13,047)	$(74,608)	$(69,389)

ThredUp Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Year Ended December 31,
	2024	2023
	(in thousands)
Cash flows from continuing operating activities:
Loss from continuing operations	$(39,999)	$(52,356)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) continuing operating activities:
Depreciation and amortization	17,328	14,227
Stock-based compensation expense	25,847	29,652
Reduction in carrying amount of right-of-use assets	4,536	5,203
Other	(16)	820
Changes in operating assets and liabilities:
Accounts receivable, net	1,482	(2,448)
Inventory	2,134	3,669
Other current and non-current assets	822	1,181
Accounts payable	3,907	(642)
Accrued and other current liabilities	(561)	(8,202)
Seller payable	(5,688)	5,014
Operating lease liabilities	(4,889)	(5,936)
Net cash provided by (used in) continuing operating activities	4,903	(9,818)
Cash flows from continuing investing activities:
Purchases of marketable securities	(31,776)	(17,915)
Maturities of marketable securities	28,100	77,579
Purchases of property and equipment	(6,584)	(13,108)
Net cash provided by (used in) continuing investing activities	(10,260)	46,556
Cash flows from continuing financing activities:
Repayment of debt	(4,000)	(4,000)
Proceeds from issuance of stock-based awards	3,667	5,162
Payments of withholding taxes on stock-based awards	(4,059)	(4,765)
Net cash used in continuing financing activities	(4,392)	(3,603)
Net change in cash, cash equivalents and restricted cash from continuing operations	(9,749)	33,135

Net cash flow used in discontinued operating activities	(4,005)	(12,773)
Net cash flow used in discontinued investing activities	(6,641)	(2,876)
Net change in cash, cash equivalents and restricted cash from discontinued operations	(10,646)	(15,649)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(586)	(68)
Net change in cash, cash equivalents and restricted cash	(20,981)	17,418
Cash, cash equivalents and restricted cash, beginning of period	61,469	44,051
Cash, cash equivalents and restricted cash, end of period	$40,488	$61,469

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(in thousands)
Loss from continuing operations	$(8,059)	$(8,472)	$(39,999)	$(52,356)
Stock-based compensation expense	6,055	6,507	25,847	29,652
Depreciation and amortization	6,432	3,665	17,328	14,227
Interest expense	567	709	2,525	2,239
Severance and other	(14)	138	2,949	900
Provision (benefit) for income taxes	8	(5)	29	19
Non-GAAP Adjusted EBITDA (loss) from continuing operations	$4,989	$2,542	$8,679	$(5,319)

Free Cash Flow Reconciliation
	Year Ended December 31,
	2024	2023
	(in thousands)
Net cash provided by (used in) continuing operating activities	$4,903	$(9,818)
Less: Purchases of property and equipment	(6,584)	(13,108)
Non-GAAP free cash flow from continuing operations	$(1,681)	$(22,926)

Investors
ir@thredup.com
Media
media@thredup.com
About ThredUp
ThredUp is transforming resale with technology and a mission to inspire the world to think secondhand first. By making it easy to buy and sell secondhand, ThredUp has become one of the world's largest online resale platforms for apparel, shoes and accessories. Sellers enjoy ThredUp because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers enjoy shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems, and data science expertise. With ThredUp’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. ThredUp has processed over 200 million unique secondhand items from 60,000 brands across 100 categories. By extending the life cycle of clothing, ThredUp is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential”, “looking ahead”, “looking forward,” “seeking” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the first quarter and full year of 2025; statements about future operating results, capital expenditures and other developments in our business and our long term growth; trends, consumer demand and growth in the online resale markets; the momentum of our business; our investments in technology and infrastructure, including with respect to AI technologies such as AI enabled search features and image search; the success and expansion of our RaaS® model and the timing and plans for future RaaS® clients; our ability to attract new Active Buyers, including our efforts to make resale more engaging and accessible to a wider audience through innovative shopping experiences; and our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions, investments or divestitures and legal and regulatory developments.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to attract new users and convert users into buyers and Active Buyers; our ability to achieve profitability; the sufficiency of our cash, cash equivalents and capital resources to meet our liquidity needs; our ability to effectively manage or sustain our growth and to effectively expand our operations; our ability to continue to generate revenue from new RaaS® offerings as sources of revenue; risks from an intensely competitive market; our ability to effectively deploy new and evolving technologies, such as artificial intelligence and machine learning, in our offerings; risks arising from economic and industry trends, including inflationary pressures, increased interest rates, changing consumer habits, climate change and general global economic uncertainty; our ability to comply with applicable laws and regulations; and our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing ThredUp’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect ThredUp's results is included in ThredUp’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Channels for Disclosure of Information
ThredUp intends to announce material information to the public through the ThredUp Investor Relations website ir.thredup.com, SEC filings, press releases, public conference calls, and public webcasts. ThredUp uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information ThredUp posts on social media could be deemed to be material information. As such, ThredUp encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on ThredUp’s investor relations website, and to review the information disclosed through such channels.

Non-GAAP Financial Measures and Other Operating and Business Metrics
This press release and the accompanying tables contain non-GAAP financial measures, including: Adjusted EBITDA (loss) from continuing operations, Adjusted EBITDA (loss) from continuing operations margin, free cash flow and other operating and business metrics. In addition to our results determined in accordance with GAAP, we believe that these non-GAAP measures and other operating and business metrics, are useful in evaluating our operating performance and enhancing an overall understanding of our financial position. We use these measures and metrics to evaluate and assess our operating performance, and for internal planning and forecasting purposes. We believe that these non-GAAP measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Our non-GAAP measures and other operating and business metrics are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures and other operating and business metrics used by other companies.
We encourage investors to review our results determined in accordance with GAAP and the accompanying reconciliations for more information.
A reconciliation is provided above for Non-GAAP Adjusted EBITDA (loss) from continuing operations to loss from continuing operations, the most directly comparable financial measure stated in accordance with GAAP. We calculate Non-GAAP Adjusted EBITDA (loss) from continuing operations as loss from continuing operations adjusted to exclude, where applicable in a given period, stock-based compensation expense, depreciation and amortization, severance and other reorganization costs, interest expense and provision for income taxes. Non-GAAP Adjusted EBITDA (loss) from continuing operations margin represents Non-GAAP Adjusted EBITDA (loss) from continuing operations divided by Total revenue for the same period.
A reconciliation is provided above for Non-GAAP free cash flow from continuing operations to cash flows from continuing operations, the most directly comparable financial measure stated in accordance with GAAP. We calculate Non-GAAP free cash flow as Net cash provided by (used in) continuing operating activities adjusted to exclude Purchases of property and equipment.
An Active Buyer is a ThredUp buyer who has made at least one purchase in the last twelve months. A ThredUp buyer is a customer who has created an account and purchased in our marketplaces, including through our RaaS® clients, and is identified by a unique email address. A single person could have multiple ThredUp accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplaces, including through our RaaS® clients, in a given period, net of cancellations.